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                                                                      EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference into the Company's Registration Statement on Form S-8 (File No. 333-08631) filed with the Securities and Exchange Commission on July 23, 1996, of our report dated February 10, 1997 on our audits of the consolidated financial statements of First Coastal Corporation and subsidiary as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



                                  Coopers & Lybrand L.L.P.
Portland, Maine
March 31, 1997